EXHIBIT 99.1
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[LOGO -- IVANHOE ENERGY]

                                                                  May 15, 2006

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            Ivanhoe Energy Signs Agreement for Business Combination
            Between its China Operations and a U.S. Public Company

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BEIJING,  CHINA -- Ivanhoe  Energy Inc.  (NASDAQ:  IVAN and TSX: IE) and China
Mineral  Acquisition  Corporation  (OTCBB:  CMAQ, CMAQU,  CMAQW) have signed a
definitive   agreement  for  their  previously   announced  proposed  business
combination of Sunwing Energy Ltd., Ivanhoe Energy's wholly-owned China operating subsidiary, and China Mineral, a U.S. "blank check" public company.

If the transaction is completed, the new public company would be approximately 80% owned by Ivanhoe Energy on a primary share basis before giving effect to the exercise of outstanding warrants, options and contingent consideration granted to Ivanhoe Energy and assuming no China Mineral stockholders exercise conversion rights under its charter. Immediately prior to the combination, China Mineral will redomesticate to the British Virgin Islands as China Ivanhoe Energy Ltd. and will acquire 100% of the issued and outstanding stock of Sunwing for shares of China Ivanhoe Energy ordinary equity with a value of US$100 million, subject to working capital and long-term debt adjustments. In addition, China Mineral will also grant to Ivanhoe Energy performance warrants and a contingent right to receive additional shares, which together may provide Ivanhoe Energy with an additional 14% ownership interest in China Ivanhoe Energy (not including the exercise of outstanding warrants and options for China Mineral stock).

The proposed business combination of Sunwing and China Mineral and the redomestication of China Mineral into the British Virgin Islands require the approval of China Mineral stockholders.

A Form S-4 Registration Statement under the U.S. Securities Act of 1933, as amended, which includes the proxy statement for a special meeting of the stockholders of China Mineral to vote on the redomestication and business combination transaction, has been filed with the U.S. Securities and Exchange Commission. If approved by China Mineral stockholders, the proposed business combination will be completed as soon as possible after the special meeting but in any event on or prior to its charter requirement of August 30, 2006.

China Mineral, a Delaware corporation, is a "blank check" company formed in March 2004 to identify and acquire an operating business having operations in the People's Republic of China. China Mineral raised approximately US$21 million (net) in an initial public offering in August 2004 and has no assets other than cash and has no operating business or full-time employees.

Sunwing is the corporate flagship for Ivanhoe Energy's oil and gas exploration and production in China. One of the first foreign producers of light, sweet crude oil on the Chinese mainland, Sunwing has operated in China for over ten years. Its current projects include a 100% working interest in the Kongnan enhanced oil recovery (EOR) project at Dagang, in Hebei Province, a large natural gas exploration project on a 900,000-acre Zitong block in Sichuan Province and a royalty interest in the Daqing oil field. The Kongnan project is operated by Sunwing under a 30-year production-sharing contract signed in 1997 with China National Petroleum Corporation. Gross production of approximately 2,100 barrels per day in Dagang reflects Sunwing's recent US$28.3 million acquisition of CITIC Group subsidiary, Richfirst Holdings Limited's, working interest. Sunwing also recently signed a farmout agreement with Mitsubishi Gas Chemical Company, Inc., which acquired a 10% working interest in the Zitong block for US$4 million, pending approval of government authorities in China.

Robert Friedland, Ivanhoe Energy's Deputy Chairman and expected Chairman of China Ivanhoe Energy following the business combination said, "We have long been interested in establishing a public vehicle for our China operations. We believe the separation of our China business into an independent publicly-traded company will facilitate our objective of growing operations in China."

Simon Mu, CEO of China Mineral, said, "We are pleased to have successfully negotiated a definitive agreement for the proposed business combination with Sunwing. Sunwing's senior management has more than a half century's experience in oil and gas operations in China and the Asia-Pacific region and we believe that a business combination with Ivanhoe Energy and Sunwing will provide China Mineral stockholders with an excellent opportunity to invest in a company with significant growth potential in China."

Ivanhoe Energy is an independent international oil and gas exploration and development company focused on pursuing long-term growth in its reserve base and production using key technologies, including its proprietary heavy oil upgrading process (HTL), state-of-the-art drilling and enhanced oil recovery
(EOR) techniques and the conversion of natural gas to liquids (GTL). Core operations are in the United States and China, with business development opportunities worldwide.

Ivanhoe Energy trades on the NASDAQ Capital Market with the ticker symbol IVAN and on the Toronto Stock Exchange with the symbol IE.

INFORMATION CONTACTS:
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All locations:    Cindy Burnett 1-604-331-9830 (North America)
In Asia:          Patrick Chua 86-1370-121-2607 / 852-9193-4056
Website:          www.ivanhoe-energy.com

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to the continued advancement of Ivanhoe Energy's projects, statements related to the expected outcome of the proposed business combination with China Mineral, including Ivanhoe Energy's shareholding in the resulting company and the effect of the proposed business combination on the resulting company's prospects for success, statements related to the valuation of Sunwing, statements concerning drilling exploration and development wells in the Sichuan Basin and other statements, which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements. Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the fact that the proposed business combination may not be completed, the company's projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, environmental risks, changes in product prices, our ability to raise capital as and when required, competition, the risk of doing business in foreign countries and other risks disclosed in Ivanhoe Energy's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.


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